SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 20, 2010
NEWALLIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-32007	52-2407114
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

195 Church Street
New Haven, Connecticut 06510
(203)787-1111
(address and telephone number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.07	Submission of Matters to a Vote of Security Holders.
SIGNATURES

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting on April 20, 2010 ("Annual Meeting").

The following individuals were re-elected for three year terms at the Annual Meeting:  Carlton L. Highsmith, Joseph H. Rossi, Nathaniel D. Woodson and Joseph A. Zaccagnino.  The other continuing directors are:  Douglas K. Anderson, Roxanne J. Coady, Sheila B. Flanagan, Robert J. Lyons, Jr., Eric A. Marziali, Julia M. McNamara, Peyton R. Patterson and Gerald B. Rosenberg.

There were 105,971,903 shares of Common Stock eligible to be voted at the Annual Meeting and 94,231,296 shares were represented at the meeting by the holders thereof, which constituted a quorum.  The items voted upon at the Annual Meeting and vote for each proposal were as follows:

1. Election of directors for Three-Year Terms (Proposal 1).
Director	For	Withheld	Abstain
Carlton L. Highsmith Joseph H. Rossi Nathaniel D. Woodson Joseph A. Zaccagnino	73,793,693 71,749,728 73,810,232 73,805,568	8,491,550 10,535,516 8,475,011 8,479,676	11,946,053 11,946,052 11,946,053 11,946,052

2. Ratification of Appointment of PricewaterhouseCoopers, LLP as independent auditors of the Company for the fiscal year ending December 21, 2010 (Proposal 2).
For	Against	Abstain
92,492,996	1,197,496	540,803

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NEWALLIANCE BANCSHARES, INC.

By: /s/ Glenn I. MacInnes
Glenn I. MacInnes
Executive Vice President and
Chief Financial Officer

Date: April 22, 2010